UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2011

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Annual Meeting”) of MWI Veterinary Supply, Inc. (the “Company”) was held on February 8, 2011.  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated December 30, 2010.  Of the 12,517,318 shares outstanding and entitled to vote, 11,949,714 shares were represented, constituting at 95.5% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

1)	Approval of the board’s nominees for director to serve a one year term

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Keith E. Alessi	6,180,133	5,175,629	593,952
Bruce C. Bruckmann	10,586,922	768,840	593,952
James F. Cleary, Jr.	11,325,879	29,883	593,952
John F. McNamara	11,312,051	43,711	593,952
A. Craig Olson	11,326,060	29,702	593,952
Robert N. Rebholtz, Jr.	11,321,206	34,556	593,952
William J. Robison	11,311,585	44,177	593,952

2)	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,904,101	42,507	3,106	0

3)	Approval of a non-binding advisory vote on say-on-pay frequency of every one year

Every One Year	Every Two Years	Every Three Years	Broker Non-Vote
8,265,032	221,195	2,755,097	708,390

4)	Approval of a non-binding advisory vote on the executive compensation of certain executive officers

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,108,684	96,792	150,286	593,952

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: February 14, 2011	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer